THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (the "Third Amendment") is made as of this 29th day of October, 1990, by and between DABP Associates, a California limited partnership ("Landlord") and Dynamics Technology, Inc., ("Tenant"), with reference to the following background facts:

A. Landlord's predecessor-in-interest and Tenant have previously entered into that certain Office Lease (the "Lease") dated April 4, 1984 for those certain premises described therein (the "Existing Premises") that the parties hereto have agreed consist of 15,000 rentable square feet located on the entirety of the third (3rd) floor, and a portion of the second (2nd) floor, of that certain office building (the "Building") located at 21311 Hawthorne Blvd., Los Angeles, California 90503.

B. The Lease has heretofore been modified and amended pursuant to (i) that certain Memorandum of Understanding dated April 4, 1984, (ii) that certain Settlement and Release Agreement dated June 20, 1985, (iii) that certain Amendment to Office Lease dated June 30, 1985, and (iv) that certain Settlement and Release Agreement dated July 23, 1987, and (iv) that certain Second Amendment to Lease dated July 14, 1989 wherein Tenant expanded its premises to include a larger portion of the second (2nd) floor of the Building to include an additional 3,160 rentable square feet of the Building (the "New Premises"), all by and between Landlord (or its predecessor- in-interest) and Tenant (collectively, the "Prior Amendments"). Unless otherwise specified to the contrary, wherever the Lease is referred to herein, it shall mean the Lease as modified and amended by the Prior Amendments.

C. Landlord and Tenant now desire to amend certain provisions of the Lease.

ACCORDINGLY, the parties hereto hereby agree to Amend the Lease dated April 4, 1984 to read as follows:

1. Section 28 A. (3) is amended to read as follows:

"(3) For the purposes of this Lease, Base Taxes and Base Operating Costs, in the aggregate, shall be deemed the higher of (i) such items incurred in calendar year 1985 or (ii) Five dollars ($5.00) per rentable square foot of the Building. For this purpose, Base Taxes shall mean the taxes for the tax year July 1, 1984 through June 30, 1985."

This amended Section 28A (3) shall apply only to the Existing Premises, it being the intent of the parties not to otherwise modify the section of the Lease relating to the calculation of operating expenses as it applies to the New Premises. Tenant agrees to pay to Landlord all sums due Landlord as of the date of this Third Amendment pursuant to Section 28A.(3) as unmodified and previously contained in the Lease.

2. Section 14 B. is hereby amended to to clarify the hours of HVAC operation to read as follows:

"B. <u>Heating, Ventilating and Air Conditioning.</u> As long as Tenant is not in default under this Lease, Landlord shall ventilate demised premises and furnish heating or air conditioning for office use during the following hours: Monday through Friday 6 AM to 10 PM, Saturday and Sunday 8 AM to 3 PM. Notwithstanding anything contained herein to the contrary, Tenant shall be entitled to operate and maintain, at its sole cost and expense, a 24 hour HVAC system for its computer terminals."

This amended Section 14 B shall apply to both the Existing Premises and the New Premises, it being the intent of the parties to modify this section of the Lease as it relates to the entire Premises occupied by Tenant.

3. To the extent the provisions contained in this Third Amendment conflict with the provisions contained in the Lease, the provisions of this Third Amendment shall be controlling. Any terms used and not defined in this Third Amendment shall have the same meanings given them in the Lease. Except as modified by this Third Amendment, the Lease remains unmodified and in full force and effect. Notwithstanding anything contained herein to the contrary, this Third Amendment shall be effective as of the date first set forth above.

Landlord:

DABP Associates,
A California Limited Partnership

By: The Platt Corporation
Its General Partner

By: ____________________
Gilbert F. Platt, Jr.
President

Tenant:

Dynamics Technology, Inc.

By: ____________________
Denny R.S. Ko
President